As filed with the Securities and Exchange Commission on April 9, 1996

                                             Registration No. 33-xxxxx

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ------------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                        ------------------------------

                        APPLIED MAGNETICS CORPORATION
            (Exact name of Registrant as specified in its charter)

                 Delaware                          95-1950506
            (State or other jurisdiction of     (I.R.S. Employer
            incorporation or organization)     Identification No.)
                        ------------------------------
                              75 Robin Hill Road
                        Goleta, California 93117-3108
                                (805) 683-5353

        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                        ------------------------------
                               CRAIG D. CRISMAN
                          Chairman of the Board and
                           Chief Executive Officer
                        Applied Magnetics Corporation
                              75 Robin Hill Road
                        Goleta, California 93117-3108
                                (805) 683-5353

          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                        ------------------------------
                               With a Copy to:
                          JAMES J. SLABY, JR., ESQ.
                             JAMES M. RENE, ESQ.
                   Sheppard, Mullin, Richter & Hampton LLP
                      333 South Hope Street, 48th Floor
                         Los Angeles California 90071
                                (213) 620-1780
                        ------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.


                 If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

                 If any of the securities being registered on this form are to be offered on a delayed or continuous basis


                                 Page 1 of 70

       pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /
                                                               ---

                 If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. /__/

                 If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

                 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/


                       CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed
    Title of Each                     Maximum      Maximum
    Class of                          Offering     Aggregate    Amount of
    Securities         Amount to be   Price Per    Offering     Registration
    to be Registered   Registered     Unit<F1>     Price<F1>    Fee
    ----------------   -----------    --------     ---------    ------------

    Common Stock,      350,000        $15.4375     $5,403,125   $1,863.15<F2>
    $.10 par value






       [FN]

       <F1> Estimated solely for purposes of determining the
            registration fee based on the average of the high and low prices on the New York Stock Exchange on April 2, 1996.

       <F2> Pursuant to Rule 429, the registration fee includes $340.00 which has been previously paid with respect to 250,000 shares of Common Stock previously registered by the registrant (Registration No. 33-59409).

                 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
       Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as



                                 Page 2 of 70
       the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                 The prospectus contained in this Registration
       Statement also relates to a registration statement previously filed with the Commission (Registration No. 33-59409).


                           EXHIBIT INDEX ON PAGE 36


















































                                 Page 3 of 70
                        APPLIED MAGNETICS CORPORATION

       Cross-Reference Sheet Pursuant to Item 501(b) of Regulation S-K
              Showing Locations in Prospectus of the Information
                        Required by Items of Form S-3

       Form S-3 Caption                        Caption in Prospectus
       ----------------                        ---------------------


       Item 1.        Forepart of the          Outside Front Cover Page of
                      Registration             Prospectus
                      Statement and
                      Outside Front Cover
                      Page of Prospectus

       Item 2.        Inside Front and         Inside Front and Outside
                      Outside Back Cover       Back Cover Pages of
                      Pages of Prospectus      Prospectus

       Item 3.        Summary Information,     Prospectus Summary, Risk
                      Risk Factors and         Factors; Certain
                      Ratio of Earnings to     Relationships and Related
                      Fixed Charges            Transactions

       Item 4.        Use of Proceeds          Use of Proceeds

       Item 5.        Determination of         Plan of Distribution
                      Offering Price

       Item 6.        Dilution                 Inapplicable

       Item 7.        Selling Security         Selling Stockholders
                      Holders

       Item 8.        Plan of Distribution     Plan of Distribution

       Item 9.        Description of           Description of Capital Stock
                      Securities to be
                      Registered

       Item 10.       Interests of Named       Legal Matters; Experts
                      Experts and Counsel

       Item 11.       Material Changes         Material Developments

       Item 12.       Incorporation of         Incorporation of Certain
                      Certain Information      Documents by Reference
                      by Reference

       Item 13.       Disclosure of            Inapplicable
                      Commission Position
                      on Indemnification
                      for Securities Act
                      Liabilities




                                 Page 4 of 70
                    Subject to Completion, April 9, 1996


       Prospectus


                        APPLIED MAGNETICS CORPORATION

                                350,000 Shares

                         Common Stock, $.10 Par Value



                 The shares of Common Stock, $.10 par value (the "Shares") of Applied Magnetics Corporation (the "Company") which may be offered hereby (the "Offering") by certain stockholders of the Company (the "Selling Stockholders") named herein under the heading "Selling Stockholders" will be sold to the Selling Stockholders on (i) the exercise of options, and
       (ii) the exercise of a warrant, in each case to purchase shares of the Company's Common Stock. None of the proceeds of any sales by the Selling Stockholders will be received by the Company. It is anticipated that the shares will be sold through the usual brokerage channels on the New York Stock Exchange, or otherwise, at prevailing market prices and subject to the usual and customary commissions.

                 The Common Stock is listed on the New York Stock
       Exchange under the symbol "APM". The closing price of the Company's Common Stock on April 2, 1996 was $15-5/8.

                 PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 4.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION NOR HAS THE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED
                    UPON THE ACCURACY OR ADEQUACY OF THIS
                       PROSPECTUS.  ANY REPRESENTATION
                             TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.


                        ------------------------------


                 The date of this Prospectus is April ___, 1996








                                 Page 5 of 70
                            AVAILABLE INFORMATION

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
       Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, copies of such reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares being offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and the documents incorporated herein by reference which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission upon payment of the prescribed fees. Statements herein as to the contents of any document referred to are not necessarily complete and in each instance are qualified in all respects by reference to the applicable documents filed with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents filed with the Commission (File No. 1-6635) pursuant to the Exchange Act are incorporated herein by reference:

                 1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

                 2. The Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 1995;

                 3. The Company's Quarterly Report on Form 10-Q/A No. 1 for the quarter ended December 30, 1995;




                                 Page 6 of 70
                 4. The Company's Current Report on Form 8-K filed with the Commission on March 11, 1996;

                 5. The Company's Current Report on Form 8-K filed with the Commission on March 19, 1996;

                 6. The Company's Current Report on Form 8-K filed with the Commission on April 2, 1996; and

                 7. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering of the Common Stock.

                 Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or replaces such statement.
       Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus or such Registration Statement.

            THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED TO: APPLIED MAGNETICS CORPORATION, 75 ROBIN HILL ROAD, GOLETA, CALIFORNIA 93117-3108, ATTENTION: SECRETARY,
       TELEPHONE: (805) 683-5353.

                        ------------------------------


                              PROSPECTUS SUMMARY

                 This summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. Prospective investors should carefully consider the matters set forth under the heading "RISK FACTORS" beginning on page 4.


                                 The Company

                 The Company is one of the world's leading independent manufacturers of advanced magnetic recording heads for hard disk drives. The Company manufactures advanced inductive thin film and MR disk head products and assembles ferrite disk head products, in each case, primarily for supply to manufacturers of 3.5 inch hard disk drives. The Company's products compete on the basis of price, performance and availability. The Company's products are used in disk drives manufactured by, among others, International Business Machines ("IBM"), Maxtor Corporation ("Maxtor"), Micropolis Corporation ("Micropolis"), NEC Electronics, Inc. ("NEC"), Quantum Corporation ("Quantum"),


                                 Page 7 of 70
       Seagate Technology, Inc. ("Seagate Technology") and Western Digital ("Western Digital").

                 The Company was incorporated in California in 1957 and reincorporated in Delaware in 1987. The Company's principal offices are located at 75 Robin Hill Road, Goleta, California 93117-3108, telephone number (805) 683-5353.

                                 The Offering

       Shares Offered Hereby             350,000 shares of Common Stock,
                                         $.10 par value, of the Company.

       Plan of Distribution              A maximum of 350,000 shares of
                                         Common Stock are being offered by
                                         the Selling Stockholders.  The
                                         Selling Stockholders may offer
                                         from time to time some or all of
                                         the shares of Common Stock held by
                                         them directly or, alternatively,
                                         through underwriters, dealers or
                                         agents.  See "PLAN OF
                                         DISTRIBUTION."

       Shares Outstanding                23,007,071 shares of Common Stock
                                         as of March 29, 1996.

       Options Outstanding               Options to purchase an aggregate
                                         of 2,213,533 shares of Common
                                         Stock on December 30, 1995.

       Proceeds The Company will not receive any of the proceeds from the sale of the Shares by the Selling
                                         Stockholders.  See "USE OF
                                         PROCEEDS."

       NYSE Trading Symbol               APM

       Risk Factors                      Prospective investors should
                                         carefully consider the matters
                                         discussed under the heading "RISK
                                         FACTORS."


                                 RISK FACTORS
                                 ------------

                 In addition to the other information contained in this Prospectus and the documents incorporated herein by reference, investors should consider the following factors before purchasing the Common Stock being offered by this Prospectus.






                                 Page 8 of 70
       RAPID TECHNOLOGICAL CHANGES

                 The magnetic recording head industry has been characterized by rapidly changing technology, short product life cycles and price erosion. The Company estimates that the industry product life cycle is currently running as short as 12 to 18 months. The demand for smaller, lighter products with greater data storage capacity requires disk drive and disk head manufacturers to continue to build greater performance into smaller products. There is no assurance that the Company's products will achieve such performance or that the Company will continue to qualify for disk drive manufacturers' programs. During fiscal 1993 and 1994 and the first two quarters of fiscal 1995, the Company experienced substantial losses and significant production and product quality problems as it sought to adapt to the market's transition from ferrite disk heads to thin film disk heads. There is no assurance that the Company will continue to qualify for disk head manufacturing programs or that it will not experience similar manufacturing and product quality problems in the future. The Company's future success depends in large part on its ability to develop and qualify new products on a timely basis and in sufficient quantities that compete effectively on the basis of price and performance. See "THE COMPANY."

       FLUCTUATIONS IN QUARTERLY AND ANNUAL OPERATING RESULTS

                 The Company's operating results have fluctuated and may continue to fluctuate from quarter to quarter and year to year. As recently as the first two quarters of fiscal 1995, the Company experienced substantial losses. The Company's sales are generally made pursuant to individual purchase orders and production is scheduled and customer-specific materials are ordered on the basis of such purchase orders. As customer programs mature, the Company may have to write-down inventory and equipment. In addition, the Company must qualify on future programs to sell its products. The Company has also, on occasion, experienced cancellation and rescheduling of orders and reductions in quantities ordered as customer requirements change. As a result, the Company's backlog may not be a reliable indicator of future sales. Cancellation, rescheduling and reductions of orders in the future could result in inven-tory losses, under-utilization of production capacity and write-downs of tooling and equipment which would have a material adverse effect on the Company's future operating results. Moreover, the Company and several of its major competitors have announced large capital expenditure programs, and there is no assurance that market demand will be adequate to absorb this expanded capacity. The Company's operating results have in the past and likely will in the future be adversely affected during periods when production capacity is under-utilized.

       DEPENDENCE ON CYCLICAL HARD DISK DRIVE INDUSTRY

                 Demand for the Company's products is driven first by demand for disk drive units. Demand for more and faster disk


                                 Page 9 of 70
       drives is in turn driven by demand for such products as PCs, network servers, disk arrays, workstation drives, mainframes and internet servers and for memory intensive services such as video on demand, voicemail and multimedia services. The disk drive industry is cyclical and historically has experienced periods of oversupply and reduced production levels, resulting in significantly reduced demand for disk heads, as well as pricing pressures. The effect of these cycles on suppliers, including the Company, has been magnified by hard disk drive manufacturers' practice of ordering components, including disk heads, in excess of their needs during periods of rapid growth, which increases the severity of the drop in the demand for components during periods of reduced growth or contraction. In recent years, the disk drive industry has experienced significant growth, and the Company has expanded its capacity and expects to do so further. There is no assurance that such growth will continue, that the level of demand for disk drives will not decline, or that future demand will be sufficient to support existing and future capacity. A decline in demand for hard disk drives may have a material adverse effect on the Company's future operating results.

       SIGNIFICANT CAPITAL NEEDS

                 The magnetic disk head industry is capital intensive and requires significant expenditures for research and develop-ment in order to develop and take advantage of technological improvements and new technologies such as thin film and MR disk head products. The Company believes that, in order to achieve its objectives, it will need significant additional resources over the next several years for capital expenditures, working capital and research and development. In fiscal 1996, the Company plans to spend approximately $125 million (including amounts financed through equipment leases) on capital expendi-tures, of which $16 million was incurred during the quarter ended December 30, 1995. The Company believes that it will be able to fund these expenditures from a combination of the proceeds of the Debt Offering (as defined below), existing cash balances, cash flow from operations, existing credit facilities and lease financing arrangements. However, there is no assurance that these funds will be sufficient for its needs, and in any event, the Company may need additional sources of capital to meet requirements in future years. There is no assurance that such additional funds will be available to the Company or, if available, upon terms and conditions acceptable to the Company. If the Company were unable to obtain sufficient capital, it would need to curtail its operating and capital expenditures, which could adversely affect the Company's future operating results.

       RELIANCE ON SHORT-TERM BORROWING

                 At December 30, 1995, the Company had outstanding approximately $47.1 million of short-term borrowings in floating rate demand loan facilities from a bank in Malaysia, where it has substantial manufacturing operations. The proceeds of the loan facilities were used in the construction


                                Page 10 of 70
       of assembly facilities in Malaysia and are used for working capital purposes. In May 1995, the Company and the Malaysian bank amended these loan facilities to include a security interest in the Company's real property holdings in Malaysia and to include certain covenants which preclude the Company from granting liens on and security interests in other assets in Malaysia. While the Company has no reason to believe the loan facilities will be called, there is no assurance that the bank will continue to make this credit available. If the loan were called and the Company were unable to refinance the loan, it would result in breach of covenants in other borrowing facilities maintained by the Company and, thereby, create a cash shortfall for the Company.

       COMPETITION

                 The disk head industry is intensely competitive and largely dependent on sales to a limited number of major disk drive manufacturers and systems companies. The Company's top six customers accounted for 97% of the Company's net sales in fiscal 1995, and sales to Conner Peripherals Inc. ("Conner") and Maxtor represented approximately 41% and 19% of total sales, respectively. Many of the Company's competitors are significantly larger and more diversified and have substan-tially greater financial, technical and marketing resources than does the Company. Additionally, a number of disk drive manufacturers with significantly greater financial, technical and marketing resources than the Company, such as IBM, Seagate Technology, Quantum, Hitachi, Ltd. ("Hitachi"), Hewlett-Packard Company and Fujitsu Limited ("Fujitsu") currently produce thin film and, in some cases, MR heads for their own use. Seagate Technology also makes its disk head products available to other disk drive manufacturers. Other disk drive manufacturers could develop or acquire the ability to produce thin film and MR heads in the future. The Company's ability to obtain new orders from customers depends on its ability to anticipate technological changes, develop products to meet individualized customer requirements and to achieve timely delivery of products that meet customer specifications at competitive prices. In addition, the disk drive industry is also intensely competitive and disk drive manufacturers may quickly lose market share as a result of the successful deployment of new technologies by their competitors or various other factors. In recent years, certain disk drive manufacturers have declared bankruptcy. A significant reduction in orders from or the loss of a major customer, which could occur for any of a variety of reasons, could have a material adverse effect on the Company's future operating results.

       FURTHER CONSOLIDATION OF THE DISK DRIVE INDUSTRY

                 The information technology industry is experiencing significant consolidation. In recent years, certain disk drive and systems companies have acquired or merged with magnetic disk head companies in an effort to produce magnetic disk heads for their own use. In fiscal 1994, Quantum, a major disk drive manufacturer, acquired Digital Equipment Corporation's ("DEC")


                                Page 11 of 70
       inductive thin film head operations as well as a controlling interest in Rocky Mountain Magnetics, a joint venture between Storage Technology and DEC. Rocky Mountain Magnetics is primarily engaged in the development and production of MR disk heads. In addition, Seagate Technology, a major manufacturer of both disk drives and recording heads, and Conner, the Company's largest customer in fiscal 1995, recently merged.
       The Company anticipates that revenues from Conner will decline materially during fiscal 1996. There is no assurance that disk drive and systems companies will not continue to vertically integrate and acquire the ability to produce disk heads for their own use. Further consolidation of the disk drive indus-try may reduce the number of disk drive programs requiring the Company's products and may increase credit risks for the Company due to the concentration of its customers. As a result, there is no assurance that further vertical integration of disk drive and system companies and consolidation within the disk drive industry will not have a material adverse effect on the Company's future operating results. See "THE COMPANY."

       DEPENDENCE ON FOREIGN OPERATIONS

                 The Company conducts substantially all of its production, assembly and test operations in its facilities in Ireland, Korea, Malaysia and the People's Republic of China ("PRC"). In addition, the Company has contractual relation-ships with unaffiliated parties who conduct manufacturing and assembly operations for the Company in Malaysia and the PRC. The Company's operations in Korea have, from time to time in recent years, been affected by labor disruptions and slow downs. The Company's production facility in Malaysia is currently facing potential labor shortages as other disk drive and component manufacturers expand their production facilities in Malaysia. In addition to risks of labor disruption, civil unrest and political instability, the Company's foreign operations subject it to delays in obtaining governmental permits and approvals, currency exchange fluctuations, currency restrictions, trade restrictions and transportation problems. See "THE COMPANY."

       DEPENDENCE ON KEY PERSONNEL

                 The success of the Company's operations and develop-ment programs largely depends on a limited number of key technical and management personnel as well as on its continued ability to attract and retain skilled engineering and technical personnel. The Company does not maintain key man life insur-ance on the lives of key employees. Competition for qualified technical and engineering personnel is intense and the Company's future success will depend, in large part, on its ability to continue to attract, retain, train and motivate highly skilled and dedicated employees.

       INTELLECTUAL PROPERTY

                 The Company relies primarily on a combination of confidentiality agreements and internal procedures to protect


                                Page 12 of 70
       its proprietary rights in its manufacturing processes, product designs and equipment. There is no assurance that the steps taken by the Company will be adequate to protect its propri-etary rights or that the Company's competitors will not independently develop or patent technologies that are equiva-lent or superior to the Company's technology. In addition, certain employees of the Company are subject to the terms of confidentiality agreements with respect to proprietary informa-tion of their former employers. The failure of these employees to comply with the terms of their agreements could result in assertion of claims against the Company and such employees which, if successful, might restrict their role with the Company and could have a material adverse effect on the Company's future operating results. The Company does not believe that any of its employees is in violation of his or her prior employment agreements in the performance of his or her duties with the Company.

       ENVIRONMENTAL REGULATIONS AND WATER SUPPLY RESTRICTIONS

                 The Company uses certain hazardous chemicals in its manufacturing process and is subject to a variety of environ-mental and land use regulations relating to the use, storage, discharge and disposal of such chemicals and the conduct of its manufacturing operations. Such environmental and land use regulations could restrict the Company's ability to expand its present production facilities or establish additional facili-ties in other locations, or could require the Company to acquire costly equipment or to incur other significant expenses to comply with environmental regulations or to clean up prior discharges. The Company, which is subject to water use restrictions, uses a significant amount of water in its manu-facturing process. Although to date the Company has been able to obtain sufficient water supplies without significantly increased costs, stricter water use restrictions may be mandated and additional expenditures for water reclamation and conservation may be required. Any further restrictions on water use could require the Company to reduce production and materially adversely affect the Company's future operating results.

       MANAGEMENT OF GROWTH

                 The Company is experiencing growth and is planning significant internal expansion. In order to maintain and improve operating results, the Company's management will be required to manage this growth and the related expansion effectively. There is no assurance that the Company's expansion will remain on schedule or will improve operating results. As the Company continues to expand, it may become more difficult to manage geographically dispersed operations. The Company's failure to effectively manage growth could have a material adverse effect on its future operating results.






                                Page 13 of 70
       SHAREHOLDER RIGHTS PLAN

                 The Company has adopted a shareholder rights plan designed to prevent takeovers not approved by the Board of Directors. This plan could adversely affect purchasers of the Shares in that it could discourage tender offers for the Com-pany's Common Stock.

       VOLATILITY OF STOCK PRICE

                 The market price of the Company's Common Stock has been volatile, ranging in price from $2.50 to $19.25 per share over the past year. The trading price of the Company's Common Stock has fluctuated in response to quarter-to-quarter oper-ating results, industry conditions, awards of orders to the Company or its competitors, new product or product development announcements by the Company or its competitors, general market and economic conditions and other events or factors. In addition, the volatility of the stock markets in recent years has caused wide fluctuations in trading prices of stocks of technology companies independent of their individual operating results. The market price of the Company's Common Stock at any given time may be adversely affected by factors independent of the Company's operating results.


                                 THE COMPANY
                                 -----------

                 The Company is one of the world's leading independent manufacturers of advanced magnetic recording heads for hard disk drives. The Company manufactures advanced inductive thin film and MR disk head products and assembles ferrite disk head products, in each case, primarily for supply to manufacturers of 3.5 inch hard disk drives. The Company's products compete on the basis of price, performance and availability. The Company's products are used in disk drives manufactured by, among others, IBM, Maxtor, Micropolis, NEC, Quantum, Seagate Technology and Western Digital.

                 The demand for disk drive units has grown signifi-cantly in recent years largely in response to the global proliferation of personal computers and the increasing demand for data storage capacity. Commencing with the Company's fiscal year 1995, a number of disk drive manufacturers, including those served by the Company, experienced shortages of key components, including recording heads, thereby increasing demand for the Company's products. Commencing with the Company's fiscal year 1995, this increasing demand, coupled with thin film production process improvements and greater production capacity, has resulted in a significant increase in the Company's thin film disk head unit shipments and has improved operating and financial performance.

                 The Company's product line is currently centered around thin film disk heads, the largest segment of the recording head industry. Thin film heads permit greater


                                Page 14 of 70
       storage capacity per disk and provide higher transfer rates than ferrite disk heads. The Company continues to expand its thin film production capacity and further develop its thin film technology. The Company is also committing engineering and production resources to further its MR disk head capability, which it believes to be the next generation of recording head technology. MR disk heads offer still greater recording densities and other performance advantages demanded by the disk drive market.

                 The financial performance of manufacturers of magnetic recording heads is, because of the high fixed cost nature of their operations, particularly sensitive to the volume of unit sales and the pricing of those units as well as to production yields. The industry continues to experience rapid technological change and compressed product life cycles. New product development allows disk head manufacturers an opportunity to differentiate their products and gain market share. However, such development requires significant investment, including substantial capital expenditures. The resulting financial burdens make it imperative that disk head manufacturers maintain acceptable yields at each step in the manufacturing process. In addition, the compression of product life cycles necessitates the rapid development and deployment of new products and limits the period in which manufacturers may recoup their investment.

                 The Company experienced a decline in shipments in the third and fourth quarters of fiscal 1992 due primarily to the reduced demand by IBM for certain ferrite disk head products and the continuing decline in overall demand for minislider form factor thin film disk heads. The decline in net sales of ferrite disk head products continued through the first quarter of fiscal 1993. As a result, in 1992 the Company began to shift its business focus from ferrite assembly to the manufacture of the thin film microslider form factor. The decision to pursue the manufacture of the thin film microslider form factor required the Company to invest significant resources in developing and perfecting the wafer fabrication and other processes involved in thin film microslider form factor production.

                 During fiscal 1993 and fiscal 1994, market demand shifted to the thin film nanoslider form factor from the microslider form factor and from ferrite disk heads. The unexpectedly rapid market transition from minislider to microslider to nanoslider form factors impacted fiscal 1993 as the Company sustained significant losses and recorded a $49.6 million restructuring charge in the fourth quarter to consolidate manufacturing resources and write-down production assets (primarily related to ferrite and thin film microslider production) to their estimated net realizable values. In fiscal 1994, the Company continued to incur operating and financial difficulties as it struggled with its thin film nanoslider form factor manufacturing process which impacted the Company's ability to expand production capacity to achieve desired levels of volume shipments in response to strong market demand.


                                Page 15 of 70

                 In August 1994, in an effort to reverse this situation, the Company engaged a consulting firm to provide it with crisis management assistance. Mr. Craig D. Crisman, then a member of the consulting firm, was appointed the Company's Chief Executive Officer. Under his direction, the Company has significantly improved its yields in thin film disk head production, implemented a number of cost reduction programs, instituted aggressive cash management practices, consolidated its manufacturing activities and divested itself of certain non-core assets. These measures have significantly improved the Company's cash and working capital positions. The Company and Mr. Crisman entered into a five-year employment agreement in August 1995 and on November 3, 1995, Mr. Crisman was elected Chairman.

                 In an effort to capitalize on these improvements and to add to its existing market share, the Company intends to increase its thin film and MR disk head capacity. To achieve this goal, the Company currently plans approximately
       $125 million of capital expenditures, including those financed by operating leases, in fiscal 1996, primarily to improve inductive thin film production processes and increase thin film and MR production volumes.

       DISK DRIVE INDUSTRY

                 Demand for the Company's products is driven first by demand for disk drive units. Demand for more and faster disk drives is in turn driven by demand for such products as personal computers ("PCs"), network servers, disk arrays, workstation drives, mainframes and internet servers and for memory intensive services such as video voicemail and multimedia services. There are a limited number of suppliers of disk drives, of which the largest include Fujitsu, Hewlett-Packard Company, Hitachi, IBM, Iomega Corporation, Maxtor, Micropolis, NEC, Quantum, Samsung, Seagate Technology, Toshiba and Western Digital. Some systems companies that manufacture disk drives are vertically integrated and produce magnetic recording heads for their own use. The Company focuses its marketing efforts on those manufacturers with large volume disk drive programs. For any given program, the Company may be one of several suppliers of disk heads. The Company believes that certain disk drive companies that are vertically integrated will continue to rely on outside suppliers, such as the Company, as second and third sources of supply. See "RISK FACTORS -- Further Consolidation of the Disk Drive Industry."

       PRODUCTS

                 The Company manufactures or assembles disk heads for supply to manufacturers of hard disk drives, which are the predominant high capacity data storage devices used in all classes of computers. Hard disk drives typically include one to ten disks onto and from which data is recorded and retrieved by two to 20 recording heads. These heads are positioned by an actuator assembly to "fly" within three one-millionths of an


                                Page 16 of 70
       inch, or less, of the surface of the disk. The head, consisting of a slider attached to a suspension assembly, is generally referred to as a "head gimbal assembly" or HGA.
       Multiple HGAs, assembled together with other components, comprise a "head stack assembly," or HSA. The Company supplies both HGAs and HSAs to disk drive manufacturers.

                 The Company's thin film products are produced in volume predominantly for 3.5 inch disk drives to achieve information densities of up to 500 megabits of data per square inch of disk surface. The Company is actively seeking to become qualified for the production of higher capacity, low profile 3.5 inch disk drives for use in next generation PCs and workstations. These drives will have recording densities of up to 850 megabits per square inch.

                 Development and commercialization of MR disk head technology continues to be a major focus of the Company.
       MR drives are expected to have densities of more than 1,000 megabits per square inch. The Company currently assembles MR HSAs in Ireland with HGAs provided by another manufacturer. The Company is currently in production of MR disk heads and continues development efforts to increase production capabilities.

                 The Company has also made important progress in the design and production of new advanced thin film disk heads, including higher efficiency products that increase the output signal for a given number of coil turns. Additional advances have been made in developing "track trimming" processes, which produce core elements that are both narrower and of more equal dimensions, allowing the head to write narrower and more densely packed tracks of data onto the disk surface.

                  Advances have already been made in the Company's efforts to develop and offer thin film and MR disk heads with fully etched air bearing surfaces and other negative pressure air bearing surfaces. These designs and processes will improve production yields and permit heads to fly at lower, more uniform heights or in light contact with the disk, thus contributing to higher storage densities and improving the reliability of the disk head. In addition, the Company has reduced the size of its recording heads from the "microslider" to the "nanoslider" format and is working on a further reduction to the "picoslider" format. Smaller heads allow greater recording densities and higher throughput in certain manufacturing operations.

       TECHNOLOGY

                 FERRITE DISK HEADS. The Company does not manufacture ferrite disk sliders, but rather buys ferrite sliders for assembly into HGAs and HSAs. These heads represent older technology and generally deliver a lower level of performance compared to thin film or MR heads. However, recent advances in ferrite technology have extended the useful life of ferrite



                                Page 17 of 70
       heads for incorporation in more price-competitive, lower capacity disk drives.

                 Ferrite HGAs are produced by first manufacturing a magnetic "core," which is then bonded into a slider "body" to form the ferrite slider. This is followed by precision winding a wire coil around the core and attaching the slider to a suspension assembly to form an HGA.

                 THIN FILM DISK HEADS. Thin film disk heads are produced with manufacturing processes adapted from semi-conductor manufacturing. First, ceramic substrates are cut into wafers. Thin films of highly permeable magnetic material are deposited on the wafer and electrical coils are electroplated on individual heads on the wafer in a pattern which is imprinted through photolithographic techniques. The wafers are then sliced into individual heads. This process permits significantly greater miniaturization and permits greater manufacturing precision. As a result, thin film heads generally can be designed, developed and manufactured in volume and with greater precision than ferrite heads.

                 MR DISK HEADS. The Company is further developing its magnetoresistive film head technology, which is an advancement from the current thin film technology. The Company believes that MR disk heads represent the next important magnetic recording head technology. In contrast to thin film, which is typically designed to "read" and "write" data using a single inductive element, an MR disk head uses an inductive element to "write" data onto the disk and a separate magnetoresistive element to "read" data from the disk. MR employs magnetic materials that vary in electrical resistance when in a magnetic field. MR heads have the ability to read data at lower media velocities and narrower track widths than previous tech-nologies, permitting their use in higher density and smaller disk drives. See "RISK FACTORS -- Rapid Technological Changes."

       MANUFACTURING

                 LOCATION AND VOLUME. The Company's manufacturing and assembly operations are located in California, Ireland, Korea, Malaysia and the PRC. During its fiscal year 1995, the Company supplied HGAs in volume for eight different disk drive products to three customers and supplied HSAs in volume for nine different disk drive products to two customers. Over the period, the Company sold on average 2.1 million HGAs per month (including HGAs incorporated into HSAs) and on average 150,000 HSAs per month. Approximately 71% of the Company's HGA shipments during this period were shipments of nanosliders for use in 3.5 inch disk drives.

                 WAFER/DISK HEAD FABRICATION -- THIN FILM AND MR PRODUCTS. The Company's two wafer fabrication facilities are located in Goleta, California and produce 150 millimeter (approximately six-inch) diameter round wafers. Approximately 8,400 individual (unyielded) nanoslider heads can be produced


                                Page 18 of 70
       from one six-inch wafer. During fiscal 1995, the Company closed its three-inch wafer fabrication operation in favor of the higher efficiency six-inch production lines.

                 Completed wafers are sliced into row bars and after testing are shipped to Penang, Malaysia for further processing. There, row bars are converted into individual sliders in the Company's slider fabrication facility. This process involves high precision grinding and lapping as well as photolithogra-phy and ion milling technologies, which define the critical air bearing geometries permitting the head to fly within a few millionths of an inch, or less, of the disk surface.

                 ASSEMBLY. The Company assembles HGAs and HSAs outside of the United States. Principal sites are in Penang, Malaysia; Chung-Ju, South Korea; Dublin, Ireland; and Beijing, the PRC.

                 During fiscal 1995, due principally to growth and intense local competition for manufacturing and assembly personnel, the Company experienced a shortage of labor in both South Korea and Malaysia. In an effort to mitigate this competition for personnel, the Company has commenced a manufacturing operation in the PRC. This location was chosen due to the Company's previous experience with subcontractors in the PRC and the area's abundance of labor resources.

       MARKETING

                 As a result of the disk drive manufacturers' continuous development of higher capacity products, head suppliers such as the Company work closely with drive manufacturers to develop customized HGAs and HSAs for each new disk drive. The Company believes that the most effective means of marketing and selling magnetic recording disk heads is to establish close relationships with disk drive manufacturers at the engineering level, which permits technical collaboration and are intended to result in the Company's heads being "designed-in" for particular disk drives. Through its product planning and marketing efforts, the Company seeks to identify those disk drive programs whose volume and pricing parameters will allow the Company to most efficiently allocate its production resources.

                 The Company's magnetic recording disk heads are sold in the U.S. and foreign countries by its direct sales personnel and through subsidiaries in Singapore, Malaysia and Ireland.
       In addition, the Company has granted certain exclusive marketing rights in Japan to Hitachi Metals, Ltd.

       RESEARCH AND DEVELOPMENT

                 In an effort to add to its existing market share, the Company has and will continue to expend substantial amounts in connection with its research and development efforts. The Company's development efforts are devoted to commercialization of advanced inductive thin film head technology and MR disk


                                Page 19 of 70
       head technology. Research and development expenditures were $32.6 million, $38.8 million and $33.7 million for fiscal years 1993, 1994 and 1995, respectively, before third party funding of $15.1 million in fiscal 1993 and $14.1 million in fiscal 1994.

       CAPITAL EXPENDITURES

                 The Company currently plans approximately
       $125 million of capital expenditures, including those financed by operating leases, in fiscal 1996, primarily to improve inductive thin film production processes and increase thin film and MR production volumes. The Company believes that the net proceeds of the Debt Offering (as defined below), together with existing cash balances, cash flow from operations, existing credit facilities, operating lease arrangements and the planned sales of certain real property assets, will be sufficient to fund its planned capital expenditures in fiscal 1996.


                          STOCK OPTIONS AND WARRANT
                          -------------------------

                 On August 1, 1994, the Company entered into an agreement (the "GG&G Agreement") with Grisanti, Galef & Goldress, Inc. ("GG&G") pursuant to which GG&G was retained by the Company to provide crisis management and turnaround services. Craig D. Crisman, Chairman of the Board and Chief Executive Officer of the Company, was the principal consultant assigned by GG&G to perform these services.

                 In December 1994, the Company granted an option to GG&G Equity Partners, a Nevada limited partnership comprised in part of members of GG&G ("GG&G Equity Partners"), to purchase 250,000 shares of Common Stock at the then market price of $4.125 per share as a success fee (the "GG&G options"). At approximately the same time, the GG&G options were distributed to the individual partners of GG&G Equity Partners.

                 The GG&G options are non-qualified options and are currently exercisable. The exercise price of the GG&G options is $4.125 per share, the fair market value of the Common Stock on the date of the approval of the grant of the GG&G options by the Company's Board of Directors. The GG&G options are not assignable and may be exercised only by the holder or, in the event of the holder's death, by a person who acquired the right to exercise by bequest or inheritance. The GG&G options grant the holders thereof certain registration rights which require the Company to register the shares of the Company's Common Stock issuable upon exercise of the GG&G options.

                 On May 27, 1992, the Company entered into an agreement (the "Needham Agreement") with Needham and Company, Inc. ("Needham"), pursuant to which, on August 18, 1993, the Company issued to Needham a warrant (the "Needham Warrant") to




                                Page 20 of 70
       purchase up to 100,000 shares of the Company's Common Stock at a purchase price of $7.375 per share, subject to adjustment based on certain antidilution provisions contained therein. The Needham Warrant grants Needham certain registration rights which require the Company to register the shares of the Company's Common Stock issuable upon exercise of the Needham Warrant (the "Needham Shares").


                               USE OF PROCEEDS
                               ---------------

                 The Company will not receive any proceeds from the sale of Common Stock offered by the Selling Stockholders.


                             SELLING STOCKHOLDERS
                             --------------------

                 This Prospectus may be used in connection with the sale of certain shares of the Company's Common Stock by the Selling Stockholders. Such shares may be acquired by the Selling Stockholders on the exercise of (i) the GG&G options and (ii) the Needham Warrant, to purchase shares of the Company's Common Stock granted in connection with the engagement by the Company of GG&G and pursuant to the Needham Warrant, respectively. The following table provides information as to the shares of Common Stock owned beneficially by the Selling Stockholders as of April 9, 1996, the number of shares to be sold by the Selling Stockholders and the number of shares which will be owned by Selling Stockholders after the Offering.



























                                Page 21 of 70
                                         Number of
                                           Shares       Number
                                       Beneficially       of     Beneficial
                  Name and              Owned Prior     Shares    Ownership
                 Address of                  to         Being       After
            Selling Stockholder        Offering<F1>  Offered<F2>  Offering
            -------------------        ------------  -----------  --------
     Martin Batt-Keough MP                  5,357        5,357         0
       118 Cidar Lane
       McMurrey, Pennsylvania 15317

     Craig D. Crisman <F3>                119,643      119,643         0
     c/o Applied Magnetics Corporation
       75 Robin Hill Road
       Goleta, California 93117-3108

     Marvin A. Davis Inc. Defined           5,357        5,357         0
     Benefit Pension Fund
       80 Seville Chase
       Atlanta, Georgia 30328

     American Consolidated Resources,      42,858       42,858         0
     Inc. Retirement Trust <F4>
       39 Summerwind
       Irvine, California 92714

     The J. Goldress Revocable Trust       37,500       37,500         0
     <F5>
       P.O. Box 8506
       Incline Village, Nevada 89452

     Lynda Dawson                          12,500       12,500         0
       P.O. Box 5240
       Incline Village, Nevada 89450

     Lee N. Katz Profit Sharing Trust       5,357        5,357         0
       5435 Powers Overlook Court
       Atlanta, Georgia 30327

     Carole O'Connor                        5,357        5,357         0
       P.O. Box 5717
       Incline Village, Nevada 89450

     Richard J. Puricelli                   5,357        5,357         0
       2750 Indian Mound Road S.
       Bloomfield Hills, Michigan
        48301

     Richard D. Saunders - IRA              5,357        5,357         0
       836 Woodbine Lane
       Northbrook, Illinois 60062

     W. Gary Suttle                         5,357        5,357         0
       3104 East Camelback Road
       Suite 511
       Phoenix, Arizona 85016



                                Page 22 of 70
                                         Number of
                                           Shares       Number
                                       Beneficially       of     Beneficial
                  Name and              Owned Prior     Shares    Ownership
                 Address of                  to         Being       After
            Selling Stockholder        Offering<F1>  Offered<F2>  Offering
            -------------------        ------------  -----------  --------
     Needham & Company, Inc.              100,000      100,000         0
       445 Park Avenue
       New York, New York 10022-4406

                    Total                              350,000

     [FN]
     <F1>     Consists of shares subject to the GG&G options and the Needham
              Warrant, as applicable, and assumes the exercise in full of all of the GG&G options and the Needham Warrant.

     <F2>     Assumes the sale of all shares purchased on the exercise of the
              GG&G options and the Needham Warrant.

     <F3>     Craig D. Crisman is the Chairman of the Board, Chief Executive
              Officer and a director of the Company.

     <F4>     Owned beneficially by Brian R. Stone, Acting Chief Financial
              Officer of the Company.

     <F5>     Owned beneficially by Jerry E. Goldress, a director of the
              Company.






























                                Page 23 of 70
                         DESCRIPTION OF CAPITAL STOCK
                         ----------------------------

       PREFERRED STOCK

                 The Company has authorized a class of Preferred Stock consisting of 5,000,000 shares, $.10 par value. The Board of Directors of the Company has authority, without any further action by the holders of Common Stock, to divide the Preferred Stock into series, to fix the number of shares comprising any series and to fix or alter the voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, including dividend rights, dividend rates, conversion rights, rights and terms of redemption, rights upon dissolution or liquidation and sinking fund provisions, of any wholly unissued series of Preferred Stock.

       COMMON STOCK

                 The authorized Common Stock of the Company consists of 40,000,000 shares, $.10 par value. Holders of Common Stock have one vote for each share held, are not entitled to cumulate their votes for the election of directors and do not have preemptive rights. The shares are not subject to redemption. Subject to the terms of any shares of Preferred Stock which may be issued, holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor and are entitled to participate equally in the assets of the Company available for distribution in the event of liquidation or dissolution. The Company is subject to certain dividend restrictions under a loan agreement.

       RIGHTS PLAN

                 In October 1988, the Board of Directors declared a dividend of one Right for each outstanding share of Common Stock of the Company to stockholders of record on November 4, 1988. Each Right entitles the holder to buy the economic equivalent of one share of Common Stock in the form of one one-hundredth of a share of a newly created series of participating preferred stock of the Company at an exercise price of $75.00 per share. The Rights are exercisable only if a person or group acquires 20% or more of the voting power of the Company (an "Acquiring Person") or announces a tender or exchange offer which would result in a person or group becoming an Acquiring Person, in either case, without the prior consent of the Company.

                 If any person or group becomes the beneficial owner of 20% or more of the voting power of the Company (other than as a result of a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and


                                Page 24 of 70
       its stockholders), then each Right (other than those owned by the Acquiring Person or related parties) will entitle its holder to purchase, at the Right's exercise price, shares of the Company's Common Stock or common stock equivalents having a market value of twice the Right's exercise price ("Flip-In Right"). The Flip-In Right will result in substantial dilution of an Acquiring Persons' voting and economic interest in the Company and a substantial economic benefit to the other stockholders of the Company.

                 In addition, after a person or group becomes an Acquiring Person, if the Company is involved in a merger or other business combination transaction with another person in which its common shares are changed or exchanged, or the Company sells 50% or more of its assets or earning power to another person, each Right (other than owned by the Acquiring Person or related parties) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock of such other person having a market value of twice the Right's exercise price.

                 The Company will be entitled to redeem the Rights at one cent per Right (i) at any time before a person or group becomes an Acquiring Person without prior approval, (ii) in connection with an acquisition of the Company not involving the Acquiring Person and in which all stockholders are treated alike or (iii) after the Flip-In Right is triggered and the exercise period has expired if and for as long as no person owns 20% of the Common Stock of the Company. The Rights expire at the earlier of (i) ten years after adoption of the Rights Plan, or (ii) consummation of a merger following a tender offer approved by the Board, in either case unless earlier redeemed by the Company.

                 The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustments from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

                 Stockholders of the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock of the Company (or other consideration) or for common stock of the acquiring company as set forth above.





                                Page 25 of 70
                             PLAN OF DISTRIBUTION
                             --------------------

                 The Company has been advised that the Selling Stockholders may sell the Shares from time to time in transactions on the New York Stock Exchange or in privately-negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect transactions hereunder by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both.

                 The Selling Stockholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------

                 On August 1, 1994, the Company entered into the GG&G Agreement. Craig D. Crisman, Chairman of the Board and Chief Executive Officer of the Company and a Selling Stockholder, was the principal consultant assigned by GG&G to perform the services under the GG&G Agreement. Under the terms of the GG&G Agreement, GG&G was paid a monthly fee of $70,000 plus expenses through May 1995. The monthly fee was reduced to $55,000 effective June 1995 for the services of Mr. Crisman and any other consultants assigned by GG&G to provide services to the Company. In July 1995, the Board concluded that the turnaround engagement of GG&G had been successfully completed, and the agreement with GG&G was then terminated. The Company paid a total of $140,000 and $680,000 in consulting fees to GG&G in fiscal 1994 and fiscal 1995, respectively. In addition, GG&G Equity Partners received options to purchase shares of the Company's Common Stock. See "STOCK OPTIONS AND WARRANT."

                 Following the termination of the GG&G Agreement on August 1, 1995, Mr. Crisman was hired by the Company as Chief Executive Officer. On November 3, 1995, he was elected
       Chairman of the Board. Pursuant to the GG&G Agreement, a recruiting fee of $131,250 was paid to GG&G upon the employment of Mr. Crisman.

                 Although the GG&G Agreement was terminated, the Company continues to engage the services of Brian R. Stone, a GG&G consultant and a Selling Stockholder, in his capacity as Acting Chief Financial Officer of the Company. The Company currently pays a monthly fee to GG&G in the amount of $20,000,


                                Page 26 of 70
       plus expenses, in consideration of Mr. Stone's services. In addition, Mr. Stone also currently serves as Chief Executive Officer of Delta Bravo, Inc., a Delaware corporation ("DBI"). The fee which the Company currently pays to GG&G may increase as a result of Mr. Stone's services to DBI pursuant to certain developments between the Company and DBI as set forth under the heading "LEGAL PROCEEDINGS."

                             LEGAL PROCEEDINGS
                             -----------------

            On or about March 11, 1993, the Company entered into a purchase agreement (the "Purchase Agreement") with DBI, providing for the purchase by DBI of all the outstanding capital stock of two subsidiaries of the Company, Magnetic Data, Inc., a Delaware corporation ("MDI") and Brum-Ko Magnetics Corporation, a Nebraska corporation ("Brum-Ko"), for an aggregate purchase price comprised of (i) $3,165,000 in cash, (ii) $24,450,000 in notes of DBI (the "Notes"), (iii) $11,252,613 of DBI preferred stock and (iv) the assumption of certain liabilities of the Company. The Notes are secured by, among other things, a guarantee of Stuart Millar ("Millar"), owner of at least 75% of the outstanding shares of DBI, which guarantee is secured, pursuant to a pledge agreement, by a pledge all of Millar's shares in DBI (the "Pledged Shares").
       On July 17, 1995, Millar entered into an agreement with a third party whereby Millar agreed to sell 51% of the Common Stock of DBI. As a result of this action, the Company exercised its right under the pledge agreement to vote the Pledged Shares as proxy and attorney-in-fact for Millar. On August 25, 1995, the Company sought to elect a new board of directors of DBI by written consent pursuant to Delaware law. The Company then instituted a lawsuit in Delaware seeking judicial confirmation of the election of its nominees to the Board of DBI. On February 9, 1996, the Delaware Chancery Court entered its order declaring the Company's nominees to be the Board of Directors of DBI, effective August 25, 1995. Millar has indicated that he intends to appeal the Chancery Court ruling. On February 14, 1996, the Board of Directors of DBI, among other things, removed Millar as President and Chief Executive Officer of DBI and replaced him with Mr. Stone. As a result of Mr. Stone's additional duties to DBI as described above, the fees which the Company pays to GG&G may increase.

                 On November 3, 1995, Jerry E. Goldress, Chief
       Executive Officer and the majority shareholder of GG&G, was elected to the Board of Directors of the Company.

                            MATERIAL DEVELOPMENTS
                            ---------------------

                 On March 22, 1996, the Company consummated an offering of $115,000,000 principal amount of convertible, subordinated debentures with a maturity of ten years (the "Debt Offering"). Proceeds from the sale of such debentures will be used to repay debt and for working capital and other general corporate purposes, including capital expenditures for


                                Page 27 of 70
       increases in the production of MR and advanced inductive thin film products.

                                LEGAL MATTERS
                                -------------

            The validity of the shares of Common Stock has been passed upon for the Company by Sheppard, Mullin, Richter &
       Hampton LLP, Los Angeles, California.

                                   EXPERTS
                                   -------

            The consolidated balance sheets of Applied Magnetics Corporation and Subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1995, and the related schedules, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.




































                                Page 28 of 70
            No dealer, salesperson or other
            person has been authorized to give
            any information or to make any
            representations other than those           APPLIED MAGNETICS
            contained in this Prospectus in               CORPORATION
            connection with the offer made by
            this Prospectus and, if given or
            made, such information or
            representations must not be relied
            upon as having been authorized by          350,000 Shares of
            the Company.  Neither the delivery           Common Stock
            of this Prospectus nor any sale
            made hereunder shall under any
            circumstances create any
            implication that there has been no
            change in the affairs of the
            Company since the date hereof.
            This Prospectus does not constitute
            an offer or solicitation by anyone
            in any jurisdiction in which such
            offer or solicitation is not qualified
            to do so or to anyone to whom it
            is unlawful to make such solicitation.
                        ------------------------------
                         Table of Contents

            Available Information      . . . 6

            Information Incorporated by
            Reference                  . . . 6

            Prospectus Summary         . . . 7

            Risk Factors               . . . 8

            The Company                . . .14            Prospectus

            Stock Options and Warrant  . . .20

            Use of Proceeds            . . .21          April ___, 1996

            Selling Stockholders       . . .21

            Description of Capital
            Stock                      . . .24

            Plan of Distribution       . . .26

            Certain Relationships and
            Related Transactions       . . .26

            Legal Proceedings          . . .27

            Material Developments      . . .27

            Legal Matters              . . .28

            Experts                    . . .28

                                Page 29 of 70
                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

       ITEM 14.  Other Expenses of Issuance and Distribution

            The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee and the listing fee.

       Securities and Exchange Commission
         registration fee                      $  1,863.15<F*>
       Listing fee                             $  3,000.00
       Printing and engraving expenses         $  2,000.00<F**>
       Accounting Fees and expenses            $  5,500.00<F**>
       Legal fees and expenses                 $ 21,000.00<F**>
       Miscellaneous expenses                  $  1,000.00<F**>
                Total                          $ 34,363.15<F**>
       [FN]
       <F*>    Includes a registration fee of $340 previously paid with
               respect to securities previously registered (Registration No. 33-59409) and carried forward in this Registration Statement.

       <F**>   Estimated

       ITEM 15.  Indemnification of Directors and Officers

       LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The Company's Certificate of Incorporation contains a provision limiting the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision is intended to eliminate the risk that a director might incur personal liability to the Company or its stockholders for breach of the duty of care. Such provision absolves directors of liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of the duty of loyalty to the Company and its stockholders as well as for acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derived improper personal benefit. In addition, the Company's Certificate of Incorporation does not absolve directors of liability for unlawful dividends or stock repurchases or redemptions to which a negligence standard presently applies under the Delaware General Corporation Law (the "DGCL"). Also, there may be certain liabilities, such as those under the United States federal securities laws or other state or federal laws, which a

                                Page 30 of 70
       court may hold are unaffected by the Certificate of Incorporation.

                 The Company's By-laws provide that each person who is or was a director, legal representative, officer or employee of the Company (or was serving at the request of the Company as a director, legal representative, officer or employee of another entity), will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL (as it may be amended to allow for broader indemnification rights) from any liability incurred as a result of such service. Among other things, the indemnification provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. The Company's By-laws provide that the rights to indemnification and the payment of expenses conferred therein will not be exclusive of any other right that any person may have or acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-laws also provide that the Company shall maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains this insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of officers and directors.


       ITEM 16.  EXHIBITS

            4.1 Special Nonstatutory Option Agreement dated as of December 21, 1994 between registrant and GG&G Equity Partners (Incorporated by reference to Form S-3
                 Registration Statement filed May 17, 1995
                 (Registration No. 33-59409))

            4.2  Warrant issued on August 18, 1993 to Needham &
                 Company, Inc.

            5.1  Opinion of Sheppard, Mullin, Richter & Hampton LLP

            23.1 Consent of Arthur Andersen LLP

            23.2 Consent of Sheppard, Mullin, Richter & Hampton LLP
                 (included in Exhibit 5.1)

            24.1 Power of Attorney of certain officers and directors
                 (included on page S-1)

                                Page 31 of 70
       ITEM 17.  UNDERTAKINGS

            (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To include any prospectus required by
            Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                Page 32 of 70
            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                Page 33 of 70
                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on April 9, 1996.


          APPLIED MAGNETICS CORPORATION

          By /s/ Craig D. Crisman
          -------------------------
          Craig D. Crisman
          Chairman of the Board and
          Chief Executive Officer




                              POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig D. Crisman and Peter T. Altavilla, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.





















                                     S-1




                                Page 34 of 70

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                 Title                   Date
       ---------                 -----                   ----


       /s/ Craig D.Crisman       Chairman of the Board,  April 9, 1996
       -----------------------   Chief Executive Officer
       Craig D. Crisman          and Director (Principal
                                 Executive Officer and
                                 Principal Financial
                                 Officer)


       /s/ Peter T. Altavilla    Corporate Controller    April 9, 1996
       -----------------------   (Principal Accounting
       Peter T. Altavilla        Officer)


       /s/ Harold R. Frank       Chairman Emeritus and   April 9, 1996
       -----------------------   Director
       Harold R. Frank


       /s/ R. C. Mercure, Jr.    Director                April 9, 1996
       -----------------------
       R. C. Mercure, Jr.


       /s/Herbert M. Dwight, Jr. Director                April 9, 1996
       -----------------------
       Herbert M. Dwight, Jr.


       /s/ Jerry E. Goldress     Director                April 9, 1996
       -----------------------
       Jerry E. Goldress










                                     S-2







                                Page 35 of 70
                                EXHIBIT INDEX


       Exhibits       Description                             Page
       --------       -----------                             ----
       4.2            Warrant issued on August 18,
                      1993 to Needham & Company, Inc.          37

       5.1            Opinion of Sheppard, Mullin,
                      Richter & Hampton LLP                    68

       23.1           Consent of Arthur Andersen LLP           70

       23.2           Consent of Sheppard, Mullin,
                      Richter & Hampton LLP (included
                      in Exhibit 5.1)

       24.1           Power of Attorney of certain
                      officers and directors (included
                      on page S-1)







































                                Page 36 of 70
         NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR AN EXEMPTION THEREFROM APPLIES.


                                                        Warrant No.  002

                                     WARRANT

                           to Purchase Common Stock of

                          Applied Magnetics Corporation,

                             a Delaware corporation,



                   THIS IS TO CERTIFY THAT: NEEDHAM & COMPANY, INC. ("NEEDHAM"), is entitled to purchase from Applied Magnetics Corporation, a Delaware corporation (the "Company"), at any time on and after February 5, 1993, but not later than 4:00 p.m., Pacific Standard Time, on the Expiration Date (as defined in Section 1), ONE HUNDRED THOUSAND (100,000) shares of Common Stock (adjusted as provided below), in whole or in part, at a purchase price of $7.375 per share, all on the terms and conditions provided herein.

                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN

                   Section 1 CERTAIN DEFINITIONS. As used in this Warrant, unless the context otherwise requires:

                   "Affiliate" means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                   "Appraised Value" as to any security means the fair market value of such security, as determined by a written appraisal (the "Appraisal") prepared by a nationally-recognized investment bank or appraiser that has not, during the 24 months preceding the date hereof, been engaged by the

                                Page 37 of 70
         Company or Needham and that is selected by the Company and that is reasonably acceptable to Needham. "Fair market value" of all outstanding Common Stock is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% interest in the equity capital of the Company. The Company shall pay for the cost of any such Appraisal.

                   "Business Day" means any day other than days on which commercial banks are authorized or required to close in Los Angeles, California or New York, New York or on which the Holder or the Company is closed.

                   "Commission" means the Securities and Exchange
         Commission or any other similar or successor agency of the United States government administering the Securities Act.

                   "Common Stock" means the Company's authorized Common Stock, par value $.10 per share.

                   "Consideration" in any issuance of securities (a "Transaction") means (i) in case of an issuance for cash or property, (a) the net amount of the cash and the fair market value of the property received by the Company for such securi-ties plus (b) in case of any options, warrants, rights, or other securities convertible into or exchangeable or exercis-able for Equivalent Shares (collectively "Options"), the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exchange or exercise thereof then or at any time in the future; and (ii) in case of an issuance in cancellation of obligations of the Company, the principal amount of such obligations plus the amount, if any, paid to the Company or less the amount, if any, paid by the Company to the holder thereof on such cancellation.

                   "Current Market Price" of any security shall be deemed to be the price determined pursuant to the first applicable of the following methods:

                        (i) If such security is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price of such security shall be deemed to be the average of the daily market prices for the 5 consecutive Trading Days prior to such date. The market price for each such Trading Day shall be (a) if such security is traded on a national securities exchange, its last sale price on such Trading Day on such national securities exchange or, if there was no sale on that day, the last reported sale price on such national exchange on the preceding Trading Day on which there was a sale or (b) if the principal market for such security is the over-the-counter market, and such security is quoted on the National Association of Securities Dealers

                                Page 38 of 70
         Automated Quotations System ("NASDAQ"), the last sale price reported on NASDAQ on such Trading Day or, if such security is an issue for which last sale prices are not reported on NASDAQ, the mean between the bid and ask quotation on such day, but, in each of the preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the preceding Trading Day in which there was such a price or quotation.

                        (ii) If the Current Market Price of the Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price of the Common Stock involved shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value (including the value of any consideration to be received by the Company upon the exercise of any outstanding options, warrants or other rights to purchase Common Stock) by the number of shares (including any fractional shares) of the Common Stock (other than treasury stock), on a fully diluted basis. Other securities shall be valued on a comparable basis.

                   "Equivalent Shares" means Common Stock and shares of any new class (a "New Class") of the Company's securities without fixed maximum dividends or which share with the Common Stock in the residual value of the Company on liquidation. Shares of any New Class shall be deemed to be a number of shares of Common Stock which would have the same share of non-fixed dividends or liquidation value, whichever is higher, as a share of a New Class. The term "Equivalent Shares" shall also include all options.

                   "Exchange Act" means the Securities Exchange Act of 1934, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                   "Exercise Price" means on the date of original issue of this Warrant, the purchase price per share as set forth on the first page of this Warrant and thereafter shall mean such amount as adjusted pursuant to Section 4.

                   "Expiration Date" means February 4, 1998.

                   "Issue Price" means the result determined by dividing the Consideration received by the deemed number of Equivalent Shares issued in any Transaction.

                   "Non-dilutive Issuances" means the issuance of any series of the Company's $.10 par value preferred stock, the issuance of Options to purchase shares of Common Stock, the issuance of Common Stock upon the exercise of such Options or the issuance of restricted stock, provided that (i) such

                                Page 39 of 70
         Options or restricted stock are issued to employees, officers or directors of the Company or consultants hired by the Company, (ii) such options (or the issuance of Common Stock upon exercise of such options) or restricted stock are issued pursuant to one or more employee stock purchase plans adopted by the Company, any of the Company's employee or director stock option plans or long-term incentive plans or as part of bona fide reasonable compensation arrangements in the ordinary course of business, (iii) in the case of Options, the exercise price of such Options shall be substantially equal to the then Current Market Price of the underlying Common Stock on the date of grant unless (x) issued pursuant to an employee stock purchase plan intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986 and relating to no more than two percent (2%) of the outstanding shares of Common Stock in any calendar year (computed after giving effect to the issuance of such shares), (y) the issuance shall be in the form of restricted stock, (other than restricted stock issued or issuable pursuant to the Company's 1989 Amended and Restated Long Term Incentive Plan) in which case it shall relate to no more than one percent (1%) of the outstanding shares of Common Stock (computed after giving effect to the issuance of such shares) or (z) the issuance is part of a general plan to reissue Options at exercise prices lower than the existing exercise prices of outstanding employee Options and (iv) such Options and restricted stock, in the aggregate, shall not be exercisable for, or represent, more than ten percent (10%) of the outstanding Common Stock (computed after giving effect to the exercise of all such options and the issuance of all such Restricted Stock);

                   "Offering" with respect to any of the Company's securities means the registration of such securities under the Securities Act, whether underwritten or not, for sale to the public.

                   "Outstanding Securities" means, as of any date of determination, the number of the issued and outstanding shares (except treasury shares) of Equivalent Shares as of the date thereof on a fully diluted basis.

                   "Person" means a corporation, an association, a trust, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

                   "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the Offering of any portion of the Restricted Securities covered by the Registration Statement and by all other amendments and supple-

                                Page 40 of 70
         ments to the prospectus, including post-effective amendments and all materials incorporated by reference in such Prospectus.

                   "Registration Statement" means a registration statement filed by the Company pursuant to the Securities Act.

                   "Restricted Securities" means this Warrant, the Warrant Shares and any securities issued or issuable with respect to this Warrant or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reclassifica-tion or other reorganization; PROVIDED, HOWEVER, that a security shall cease to be a Restricted Security at such time as (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is distributed to the public pursuant to Rule 144 or Rule 144A (or any similar provisions then in force) under the Securities Act or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend and not subject to any stop transfer order has lawfully been delivered by or on behalf of the Company and no other restriction on transfer exists.

                   "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                   "Selling Shareholder" means any Person whose Restricted Securities are being registered pursuant to
         Section 7.1 or Section 7.2.

                   "Trading Day" means any day on which trading occurs on the New York Stock Exchange.

                   "Trading Price" for the Common Stock or Equivalent Shares on any Trading Day means (a) if such security is traded on a national securities exchange, its last sale price on such Trading Day on such national securities exchange or, if there was no sale on that day, the last reported sale price on such national exchange on the preceding Trading Day on which there was a sale or (b) if the principal market for such security is the over-the counter market, and such security is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the last sale price reported on NASDAQ on such Trading Day or, if such security is an issue for which last sale prices are not reported on NASDAQ, the mean between the bid and ask quotation on such day, but, in each of the preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the

                                Page 41 of 70
         preceding Trading Day in which there was such a price or quotation.

                   "Warrant Shares" means the shares of Common Stock purchasable by Needham upon the exercise hereof.

                   OTHER DEFINITIONS. The following terms shall have the meaning ascribed to them in the sections indicated below:

                   Definition                         Section
                   ----------                         -------
                   "Company"                          Introduction
                   "Controlling Person"               10.1
                   "Demand Notice"                    7.1
                   "Demand Registration Statement"    7.1
                   "Event"                            2.2.3
                   "Options"                          page 2
                   "Other Shareholder"                7.1
                   "Other Shares"                     7.1
                   "Piggyback Notice"                 7.2
                   "Piggyback Registration Statement" 7.2
                   "Registration Expenses"            7.2
                   "Transfer Agent"                   12.1

                   Section 2  EXERCISE OF WARRANT.

                   2.1 EXERCISE BY NEEDHAM. Needham may, at any time on and after the date hereof, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Warrant Shares which Needham is then entitled to purchase hereunder.

                   2.2 ACCELERATION OF EXERCISABILITY; AUTOMATIC EXERCISE UPON REORGANIZATIONS, ASSET SALES ETC.. In the case of any (i) consolidation or merger of the Company with or into another corporation in which the Company is not the surviving corporation, (ii) sale of all or substantially all of the Company's operating assets to another corporation, (iii) re-classification of the Common Stock, or (iv) a voluntary or involuntary dissolution, liquidation or winding up of the Company (any such transaction shall be referred to herein as an "Event"), this Warrant shall, immediately prior to the consum-mation of such Event be deemed exercised as to the full number of Warrant Shares and Needham shall be entitled to receive such shares of stock, securities, cash or other assets which Needham would have received had it fully exercised this Warrant on or prior to the record date for such Event less the Exercise Price.

                   2.3 METHOD OF EXERCISE. Needham may exercise this Warrant, in whole or in part, but if in part, in increments of not less than 5,000 shares, by delivery to the Company at its

                                Page 42 of 70
         office maintained for such purpose pursuant to Section 18 (i) a written notice of Needham's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant and (iii) a sum equal to the Exercise Price therefor by check or wire transfer. Such notice may, but need not, be in the form of the Subscription set out at the end of this Warrant.

                   2.4 ISSUANCE OF WARRANT SHARES. Upon Needham's exercise of the Warrant pursuant to Section 2.1 or 2.3 hereof, the Company shall, within ten Business Days thereafter, cause to be executed and delivered to Needham a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in the exercise notice, shall be registered in the name of Needham and shall be issued with a restrictive legend substantially in the form of that described in Section 3.1 hereof. Such certificate or certificates shall be deemed to have been issued and Needham or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the close of business on the date such notice is delivered to the Company. If this Warrant shall have been exercised only in part, the Company shall, within ten Business Days of delivery of such certificate or certificates, deliver to Needham a new warrant dated the date it is issued, evidencing the rights of Needham to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. At the request of Needham, appropriate notation may be made on this Warrant and the Warrant shall be returned to Needham. The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates and new warrants under this Section 2.

              Section 3  TRANSFER OF WARRANT AND WARRANT SHARES.

                   3.1 RESTRICTIONS ON TRANSFER OF WARRANT AND WARRANT SHARES. Neither the Warrant nor the Warrant Shares may be sold, transferred, pledged or hypothecated (i) except to a Needham Affiliate; and (ii) unless the Company, if it reason-ably requests, shall have been supplied with an opinion of Needham's counsel (which may be counsel employed by Needham) that such transfer is not in violation of the Securities Act and any applicable state laws. Any certificate for Warrant Shares issued to any subsequent transferee upon exercise of this Warrant and any certificate for any Warrant Shares issued hereunder or to any subsequent transferee shall be stamped or



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                                Page 43 of 70
         otherwise imprinted with a legend in substantially the following form:

                   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS."

                   Upon request of Needham and, if requested by the Company, upon the receipt by the Company of an opinion of Needham's legal counsel that a certificate for Warrant Shares may be issued without such legend in compliance with the Securities Act and applicable state securities laws, the Company shall cause its transfer agent to remove the foregoing legend from the certificate or issue to Needham a new certificate therefor free of any restrictive legend.

                   3.2 MECHANICS OF PERMITTED TRANSFERS. Subject to satisfaction of the conditions set forth in Section 3.1, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company (to the attention of its Secretary) maintained for such purpose pursuant to Section 18, together with a written assign-ment of this warrant duly executed by the holder of the Warrant or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this
         Section 3, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

                   Subject to compliance with this Section 3, this Warrant may be divided or combined with other Warrants upon presentation at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder of the Warrant or its agent or attorney. As to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company agrees to maintain at its office books for the registration and transfer of the Warrants.




                                       -8-



                                Page 44 of 70
                   The Company shall pay all expenses, taxes and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issuance and delivery of Warrants under this Section 3.

                   Section 4 ANTI-DILUTION PROVISIONS. If any of the following events occurs at any time hereafter prior to the expiration of this Warrant, then the Exercise Price and the number of Warrant Shares immediately prior to such event shall be adjusted as described below in order to prevent dilution:

                   4.1 STOCK SPLITS. REVERSE SPLITS. RECAPITALIZATION OR RECLASSIFICATIONS. If at any time the outstanding shares of Common Stock are subdivided into a greater number of shares, then the Exercise Price will be reduced proportionately and the number of Warrant Shares will be increased proportionately. Conversely, if at any time the outstanding Common Stock is consolidated into a smaller number of shares, then the Exercise Price will be increased proportionately and the number of Warrant Shares will be reduced proportionately. In the case of any recapitalization or other reclassification of the Common Stock, then the Exercise Price and the number of Warrant Shares will be adjusted as appropriate. Each adjustment to the Exercise Price and the number of Warrant Shares shall be effec-tive on the record date for such subdivision, consolidation, recapitalization or other reclassification of the Common Stock, as the case may be.

                   4.2  ADJUSTMENT FOR SALE OF SHARES BELOW EXERCISE
         PRICE.

                        4.2.1  SALE OF EQUIVALENT SHARES.  If at any
         time prior to the first anniversary of the date hereof, the Company issues any Equivalent Shares at an Issue Price which is less than the Exercise Price (except for (i) this Warrant or shares of Common Stock issued pursuant to this Warrant,
         (ii) Non-dilutive Issuances, (iii) an issuance which results in adjustments pursuant to Section 4.1 hereof or (iv) an issuance which results from the exercise or conversion of Options and for which an adjustment was already made), then (1) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction (i) the numerator of which shall be the Outstanding Securities immediately after such Transaction and (ii) the denominator of which shall be (a) the Outstanding Securities immediately prior to such Transaction plus (b) the number of Equivalent Shares that the Consideration received by the Company in such Transaction would purchase at the then Current Market Price and (2) the Exercise Price shall be adjusted to a price determined by multiplying the existing Exercise Price by a fraction (i) the numerator of which shall be the number of



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                                Page 45 of 70
         Warrant Shares purchasable upon exercise of this Warrant immediately before the adjustment set forth in clause (1) above and (ii) the denominator of which shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately after such adjustment. Equivalent Shares shall be deemed issued at such time as any Option covering such shares shall be issued.

                        4.2.2 READJUSTMENTS. If any adjustments are made pursuant to this Section 4.2 as a result of the issuance of Options, then (i) if such Options by their terms provide for an increase or increases, or a decrease or decreases with the passage of time or otherwise, in the amount of additional Consideration, if any, payable to the Company, or in the rate of such increase or decrease becoming effective, the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be readjusted to reflect the same, and
         (ii) if any such Options are not exercised prior to their expiration, upon such expiration, the number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be readjusted to reflect the actual number of Equivalent Shares issued and the actual Consideration for which they were issued.

                   4.3 EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case the Company at any time or from time to time after the date hereof but prior to the expiration of this Warrant and prior to any exercise hereof, shall declare, order, pay or make a dividend or other distribution (including, without limita-tion, any distribution of cash, property, additional Common Stock, other securities or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the common Stock, other than a regular periodic cash dividend at a rate in any fiscal year which is not in excess of ten percent of the Current Market Price (as determined as of the record date established by the Board of Directors of the Company for purposes of determining shareholders of record entitled to such dividend or other distribution), then, and in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction (x) the numerator of which shall be the Current Market Price as of such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the fair market value of such divi-dend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common




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                                Page 46 of 70
         Stock, and (y) the denominator of which shall be such Current Market Price.

                   4.4 OTHER SECURITIES ADJUSTMENTS. If, as a result of this Section 4, Needham shall become entitled to receive any securities other than Common Stock upon exercise of this Warrant, the number and purchase price of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to this Section 4 for Common Stock. The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the Company in good faith at the time of the event by which Needham becomes entitled to receive new securities, and a copy of such allocation shall promptly be sent to Needham.

                   4.5 NOTICE OF ADJUSTMENTS. When any adjustments are required to be made under this Section 4, the Company shall as promptly as practicable (i) determine such adjustments,
         (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment and setting forth the calculation thereof; and (iii) cause a copy of such statement to be mailed to Needham within 5 days after the date on which the circumstances giving rise to such adjustment occurred. Any time there is an adjustment in the number of Warrant Shares or in the Exercise Price that is equal to or greater than 10% of the total amount of pre-adjustment Warrant Shares or of the preadjustment Warrant Price, within 30 days of the request therefore by Needham, the Company will obtain and deliver to Needham a letter from its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company's Board of Directors, which letter shall confirm the statements in the most recent statement delivered pursuant to this Section 4.5.

                   4.6 COMPUTATIONS AND ADJUSTMENTS. Upon each compu-tation of an adjustment under this Section 4, the Exercise Price shall be computed to the nearest cent and the number of Warrant Shares shall be calculated to the nearest whole share. However, the fractional amount shall be used in calculating any future adjustments.

                   If any shares of Common Stock required to be reserved for issue upon exercise of this Warrant require registration with any governmental authority under any federal or state law (otherwise than as provided in Section 7) before such shares may be so issued, the Company will in good faith and as expedi-tiously as possible and at its expense endeavor to cause such shares to be duly registered.

                   4.7 CERTAIN EVENTS. If any event occurs as to which, in the good faith judgment of the Board of Directors of



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                                Page 47 of 70
         the Company, the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of Needham in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall appoint its regular independent auditors or another firm of independent public accountants of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of Needham. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein; provided, that no such adjust-ment shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares as otherwise determined pursuant to this Section 4. The Company may make such reduc-tions in the Exercise Price or increases to the number of Warrant Shares as it deems advisable, including any adjustments necessary to ensure that any event treated for Federal income tax purposes as a distribution of stock or stock rights will not be taxable to recipients.

                   4.8 PROHIBITION OF CERTAIN ACTIONS. The Company will not, by amendment to its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities (other than Non-dilutive Issuances) or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of this
         Section 4 and in taking all such action as may be necessary to protect the rights of Needham against dilution or other impairment.

                   Section 5 TAKING OF RECORD: STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distri-butions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                   Section 6 NO VOTING RIGHTS. Except as expressly provided herein, this Warrant shall not entitle Needham to any voting rights or other rights as a stockholder of the Company. Notwithstanding the foregoing, if at any time prior to the expiration of the Warrant and prior to any exercise hereof,
         (a) the Company proposes to declare, pay or make any dividend or distribution on Common Stock of the Company (other than a regular periodic cash dividend at a rate in any fiscal year



                                       -12-



                                Page 48 of 70
         which is not in excess of ten percent of the Current market Price), (b) the Company proposes to offer to the holder of any securities of the Company any cash, property or securities of the Company or any right to subscribe for or purchase any thereof or (c) any of the events referred to in Sections 4.1, 4.2, 4.3 or 4.4 hereof is proposed, then, in any one or more of said events the Company shall give notice in writing of such event as provided in Section 20 hereof, such giving notice to be completed at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such divi-dend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed event.

                   Section 7  REGISTRATION RIGHTS.

                   7.1 DEMAND REGISTRATION. Needham may at any time after February 12, 1994, by written notice to the Company (the "Demand Notice"), demand that the Company file, and the Company shall file, a Registration Statement (a "Demand Registration Statement") on a specified date no sooner than 60 days following receipt by the Company of such demand, covering the Restricted Securities specified in the Demand Notice by
         Needham: Needham shall not be entitled to request the Company to file and cause to be declared effective more than one Demand Registration Statement or any Demand Registration for less than 50,000 shares of Restricted Securities. The Company shall use its best efforts to cause such Demand Registration Statement to be declared effective on the date requested by the managing underwriter for the Offering, or, if such Offering is not underwritten, as soon as practicable after the filing thereof with the Commission, and shall keep such Demand Registration Statement effective for so long as the Offering has not been completed (but in no event longer than 150 days from the effective date of such Demand Registration Statement).

                   Any other Person entitled to participate in a Demand Registration Statement (an "Other Shareholder") and the Company shall be permitted to register equity securities of the Company in any Demand Registration Statement or to participate in the Offering, but only as provided in this subparagraph, by requesting that securities of the same class as the Restricted Securities be included in the Demand Registration Statement for sale in the Offering on the following terms and conditions:

                   (i) Each such Other Shareholder and/or the Company must give written notice of such election to Needham within 30 days following the date on which the Demand Notice was received by the Company, such notice to specify the number and class of shares proposed to be sold by each Other Shareholder and/or the Company in the Offering (the "Other Shares");



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                                Page 49 of 70
                  (ii) Each such Other Shareholder and/or the Company must agree to sell such Other Shares on the same basis provided in the underwriting arrangements approved by Needham and to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the Commission or by any state securities regulatory body; and

                 (iii) If the managing underwriter of the Offering determines, after consultation with the Selling Shareholders, that inclusion of all or any portion of the Other Shares in the Offering would adversely affect the marketability of the Restricted Securities to be sold in the Offering, the number of Other Shares that may be sold by each Other Shareholder and/or the Company in the Offering shall be limited to such number of Other Shares that the managing underwriter determines may be included therein without such an adverse effect. In such event, the number of Other Shares that may be sold in the Offering shall be allocated pro rata among Needham, each Other Shareholder and the Company based upon the respective numbers of Other Shares sought to be included in such Offering; and

                  (iv) if any Other Shareholder and/or the Company desires to withdraw their Other Shares from the Demand Registration Statement, they may only do so during the time period and on the terms to be determined by the Holder.

                   Notwithstanding anything contained in this
         Section 7.1 to the contrary, the Company may delay the regis-tration of the Restricted Securities to which a Demand Notice relates if upon receipt of such Demand Notice (i) the Company notifies Needham that it is contemplating filing a registration statement within 90 days of such demand (which shall not affect Needham's other rights hereunder, including without limitation Needham's rights under Section 7.2 below) or (ii) the Company notifies Needham that a material event has occurred that has not been publicly disclosed and if disclosed would have a material adverse effect on the Company. In the case of clause
         (i) of this paragraph, the Company shall use its best efforts, as soon as practical, upon the first to occur of the abandon-ment of such contemplated registration statement or the expiration of such 90 day period, to register the Restricted Securities to which a Demand Notice relates, unless such Demand Notice is withdrawn. In the case of clause (ii) of this paragraph, the Company may not delay the filing of a Demand Registration Statement for more than 90 days from the time of the demand unless such Demand Notice is withdrawn. The Company cannot exercise the rights of postponement set forth above more than once in any 18 month period. If there is a postponement under either clause (i) or (ii) above the Demand Notice may be



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                                Page 50 of 70
         withdrawn by notice to the Company. In such case, no demand shall have been made for the purposes of the second sentence of
         Section 7.1.

                   7.2 "PIGGYBACK" REGISTRATION RIGHTS. If at any time after February 12, 1994, or from time to time thereafter, the Company shall determine to register any shares of its capital stock of the same class as the Restricted Securities (or securities convertible into or exchangeable or exercisable for shares of such class) for its own account or for the account of any shareholder, Needham shall be entitled to include Restricted Securities in such registration (a "Piggyback Registration Statement") (and related underwritten Offering, if any) on the following terms and conditions:

                        (i)  The Company shall promptly give written
              notice of such determination to Needham (a "Piggyback Notice") and Needham shall have the right to request, by written notice given to the Company within 30 days following the date the Piggyback Notice was given by the Company to Needham, that a specific number of Restricted Securities held by Needham be included in the Piggyback Registration Statement and related underwritten offering, if any;

                       (ii) If the Piggyback Registration Statement relates to an underwritten Offering, the Piggyback Notice shall specify the name of the managing underwriter for such Offering. The Piggyback Notice shall also specify the number of securities to be registered for the account of the Company and for the account of any shareholder;

                      (iii) If the Piggyback Registration Statement relates to an underwritten Offering, each Selling Shareholder must agree to sell such Person's Restricted Securities on the same basis provided in the underwriting arrangements approved by the Company and to timely complete and execute all questionnaires, powers of attorney, indemnities, holdback agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the Commission;

                       (iv)  If the managing underwriter for any
              underwritten Offering under the Piggyback Registration Statement determines that inclusion of all or any portion of the Restricted Securities in such Offering would adversely affect the ability of the underwriter for such Offering to sell all of the securities requested to be included for sale in such Offering, the number of shares that may be sold in such Offering shall be allocated first to the Company (or, if the Offering is being made principally for the account of another Person, to such



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                                Page 51 of 70
              Person) and thereafter pro rata among the Selling Shareholders and to any other shareholders holding applicable preexisting contractual registration rights PROVIDED, HOWEVER, that if the Piggyback Registration Statement results from the Company's exercise of its rights pursuant to clause (i) of the last paragraph of
              Section 7.1, the number of shares that may be sold in such Offering shall be allocated first pro rata to the Company (or, if the Offering is being made principally for the account of another Person, to such Person) and the Selling Shareholders based upon the respective number of shares sought by each to be included in the Offering; and

                        (v) Selling Shareholders shall have the right to withdraw their Restricted Securities from the Piggyback Registration Statement, but if the same relates to an underwritten Offering, they may only do so during the time period and on terms agreed upon among the underwriters for such underwritten Offering and the holders of Restricted Securities.

                   Notwithstanding the foregoing, the Company shall, on five business days notice to the holders of Restricted Securi-ties, have the right to withdraw any Piggyback Registration Statement filed pursuant to this Section 7.2 at any time prior to the effective date thereof, but without prejudice to the rights of the holders of Restricted Securities to require the Company to register their Restricted Securities pursuant to
         Section 7.1.

                   7.3 SELECTION OF UNDERWRITERS. If the Restricted Securities covered by the Demand Registration Statement are to be sold in an underwritten Offering, the managing underwriter of such Offering shall be designated by Needham so long as such underwriter is reasonably satisfactory to the Company. Alter-natively, if the Restricted Securities included in a Piggyback Registration Statement are to be sold in an underwritten Offering, the managing underwriter of such Offering shall be designated by the Company or such other Person as may be initiating the Offering pursuant to contractual registration rights.

                   Section 8 REGISTRATION PROCEDURES. In connection with the Company's registration obligations pursuant to
         Section 7 hereof, the Company will use its best efforts to effect such registration to permit the sale of the Restricted Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as practicable:

                        (a) at least five Business Days before filing a Registration Statement or Prospectus and at least one



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                                Page 52 of 70
              Business Day prior to the filing of any amendments or supplements thereto, furnish to Needham and the underwriters, if any, copies of all such documents substantially in the form proposed to be filed, which documents will be subject to the review of Needham, the underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Needham or the underwriters, if any, shall reason-ably object; except that if the Registration Statement is a Piggyback Registration Statement relating to an under-written Offering and the underwriters do not agree with such objection by Needham and Needham is permitted to withdraw its Restricted Securities from such Offering, the Company can file the Piggyback Registration Statement notwithstanding such objection by Needham;

                        (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable time period required herein; upon the occurrence of any event contemplated by Clause (6) of subparagraph (c) (6) below, promptly prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Needham set forth in such Registration Statement or Prospectus supplement;

                        (c)  promptly notify Needham, the managing
              underwriter and their respective counsel, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the



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                                Page 53 of 70
              initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (1) below cease to be true and correct, (5) of the receipt by the Company of any notifi-cation with respect to the suspension of the qualification of the Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event during the registration period and the period such Registration Statement is in effect thereafter which makes any state-ment made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                        (d)  make every best effort to obtain the
              withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                        (e) if requested by the managing underwriters or Needham, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and/or Needham agree should be included therein relating to the sale of the Restricted Securities, including, without limitation, information with respect to the number of Restricted Securities being sold to such underwriters or other Persons, the purchase price being paid therefor by such underwriters or other Persons and any other terms of the distribution of the Restricted Securities to be sold in such Offering including, if applicable, any required disclosure of arrangements with underwriters; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                        (f)  furnish to Needham and each managing
              underwriter without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                        (g) deliver to Needham and the underwriters
              without charge, as many copies of the Prospectus (includ-ing each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request;



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                                Page 54 of 70
              the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of Needham and the underwriters in connection with the Offering and sale of the Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                        (h) prior to any Offering of Restricted Securi-ties covered by a Registration Statement under Section 7, register or qualify or cooperate with Needham, the under-writers and their respective counsel in connection with the registration or qualification of such Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as Needham or the underwriter may reasonably request in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdic-tions of the Restricted Securities covered by the Registration Statement, except that the Company shall not be required to take any actions under this subparagraph
              (h) if such actions would require it to submit to the general taxation of such jurisdiction or to file therein any general consent to service of process, unless this limitation means that the Restricted Securities would not be qualified for offer and sale in at least 20 states;

                        (i)  use its best efforts to cause the
              Restricted Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities other than the Commission and state securities regulatory bodies as may be necessary to enable Needham or the underwriters to consummate the disposition of such Restricted Securities in the United States;

                        (j)  cooperate with Needham and the managing
              underwriter to facilitate the timely preparation and delivery of certificates representing Restricted Securities to be sold which do not bear any restrictive legends; and cause such Restricted Securities to be in such denominations and registered in such names as the managing underwriter may request at least two business days prior to any sale of Restricted Securities to the underwriters;

                        (k) (A) make such representations and warranties
              to Needham and the underwriters as are customarily made by issuers to underwriters in primary underwritten offerings (or as may be requested by the underwriters); (B) obtain customary opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory to Needham); (C) obtain "cold comfort" letters and updates thereof from the Company's independent



                                       -19-



                                Page 55 of 70
              certified public accountants addressed to the under-writers, such letters to be in customary form and covering matters of the type customarily requested in "cold comfort" letters by underwriters in connection with primary underwritten offerings (or as may be reasonably requested by the underwriters) and to use its best efforts to obtain such a letter for the Selling Shareholders or to obtain a letter from such accountants authorizing the Selling Shareholders to rely on such "cold comfort" letter; (D) if an underwriting agreement is entered into, ensure that the same shall set forth in full the indemni-fication provisions and procedures of Section 10 hereof with respect to the Company and the Selling Shareholders; and (E) deliver such documents and certificates as may be requested by Needham and the managing underwriter to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agree-ment. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                        (l) make available for inspection by Needham, any underwriter participating in any Offering of Restricted Securities, and any attorney or accountant retained by Needham or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to be available to discuss and to supply all information reasonably requested by Needham, underwriter, attorney, accountant or their respective representatives in connection with the Registration Statement;

                        (m) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and state securities regulatory bodies; and

                        (n) make generally available to its security holders earnings statements satisfying the provisions of
              Section 11(a) of the Securities Act no later than 30 days after the end of any 12-month period (or 60 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Restricted Securities are sold to underwriters in a firm or best efforts underwritten Offering, or, if not sold to underwriters in such an Offering, (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover such 12-month period.

                   Needham agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described



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                                Page 56 of 70
         in Clause 6 of subparagraph (c) hereof, Needham will forthwith discontinue disposition of Restricted Securities under the Prospectus related to the applicable Registration Statement until Needham's receipt of the copies of the supplemented or amended Prospectus contemplated by subparagraph (k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. Needham further agrees to cooperate with the Company and the managing underwriters to facilitate the timely preparation and filing of the Registra-tion Statement and in connection therewith to provide in writing such information about Needham as the Company is reasonably advised by its counsel is necessary under applicable securities laws.

                   Section 9 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securi-ties or blue sky laws, securities acts, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of Company counsel and of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance), will be borne by the Company. The Company will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any Person retained by the Company. All such expenses are referred to herein as "Registration Expenses." Needham shall be responsible for payment of all fees and disbursements of its counsel and accountants and all other out of pocket expenses of Needham in connection with its partici-pation in any Offering pursuant to this Agreement. All underwriting discounts and selling commissions applicable to the sale of Registered Securities by Needham in any Offering pursuant to this Agreement shall be borne by Needham.

                   Section 10  INDEMNIFICATION.

                   10.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each holder of Restricted Securities, its officers, directors and employees and each Person who controls such Person (within the meaning of Section 16 of the Securities Act) (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses,



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                                Page 57 of 70
         claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amend-ment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
         (ii) any violation by the Company of the Securities Act or the Exchange Act, or other federal or state law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration, and shall reimburse such Person or such officer, director, employee or Indemnified Person for any legal or other expenses incurred by such Person in connection with investigating or defending any such loss, claim, damage or liability; PROVIDED, HOWEVER, that the Company shall not be liable to an Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, Prospectus, preliminary Prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person in a writing specifically stating that such information is for use in the preparation thereof (which information shall be limited solely to information with respect to such Indemnified Person, its holdings of Restricted Securities and its plan of distribution for its Restricted Securities). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person or such officer, director, employee or Indemnified Person, and shall survive the transfer of such securities by such Needham. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent customarily requested by such Persons in similar circumstances.

                   10.2 INDEMNIFICATION BY NEEDHAM. Needham, by exercising the registration rights hereunder, agrees to indemnify and hold harmless the Company, its directors and each officer who signed such Registration Statement and each Person who controls the Company (within the meaning of Section 16 of the Securities Act) under the same circumstances as the foregoing indemnity from the Company to Needham to the extent, but only to the extent, that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Registration Statement, the Prospectus, the preliminary Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with



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                                Page 58 of 70
         written information relating to Needham furnished to the Company by Needham in a writing specifically stating that such information is for use in the preparation thereof (which information shall be limited solely to information with respect to Needham, its holdings of Restricted Securities and its plan of distribution for its Restricted Securities) unless such statement was corrected in a writing to the Company from Needham prior to the final Prospectus. In no event shall the aggregate liability of Needham exceed the amount of the net proceeds received by Needham upon the sale of the Restricted Securities giving rise to such indemnification obligation.
         Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such officer, director, employee or Controlling Person, and shall survive the transfer of such securities by Needham. The Company and Needham shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such Persons in similar circumstances.

                   10.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person and not of the indemnifying party unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assure the defense of such claim or employ counsel reasonably satisfactory to such Person, or (c) in the reasonable judgment of the Person to be indemnified, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to,



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                                Page 59 of 70
         assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 10.3, the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only the Company (and its officers, directors, employees and control persons as set forth above) on the one hand, and the holders of the Restricted Securities (and their officers, directors, employees and control persons as set forth above) on the other hand, as applicable.

                   Section 11 RULE 144 AND 144A. Without limitation to any rights granted to Needham under Section 7 hereof, the Company covenants that it will file, on a timely basis, all reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any holder of Restricted Securities may request, all to the extent required from time to time to enable such holder to sell Restricted Securities without registration under the Securities Act within the limitation of the conditions provided by
         (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Needham, the Company will deliver to Needham a written statement verifying that it has complied with such information and requirements.

                   Section 12  RESERVATION OF WARRANT SHARES:
         AUTHORIZATION.

                   12.1 RESERVATION OF WARRANT SHARES. The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock or the authorized and issued shares of Common Stock held in the Company's Treasury, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any or the rights of purchase herein are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose; provided, however, that such stock certificates shall not be registered in the name of Needham or any assignee of Needham unless and until the Warrant or Warrants have been exercised. The Company will furnish to such Transfer Agent a



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                                Page 60 of 70
         copy of all notices of adjustments and certificates related thereto transmitted to Needham pursuant to this Warrant.

                   12.2 AUTHORIZATION. This Warrant has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors, rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws). The execution, delivery and performance of this Warrant by the Company and compliance by the Company with the terms and provisions hereof do not and will not violate any provision of any law, rule or regulation, order, writ, judgment, injunction, statute, decree, determina-tion or award having applicability to the Company, or any of its properties or assets. The execution, delivery and performance of this Warrant by the Company and compliance by the Company with the terms and provisions hereof do not and will not (i) conflict with or result in a breach of or constitute a default under any provision of the charter or by-laws of the Company; or (ii) give rise to an event of default under any material contractual obligation of the Company. The Company covenants that upon issuance and delivery against payment pursuant to the term of their Warrant Agreement, all Warrant Shares will be validly issued, fully paid and nonassessable. Except as set forth on Schedule 1 attached hereto, there are no outstanding subscriptions, convertible securities, options, warrants or other rights, agreements or commitments to subscribe for or purchase or acquire from the Company, or any contracts providing for the issuance of, or the granting of rights to acquire, any capital stock of the Company or any securities convertible or exchangeable for any such capital stock. There are no preemptive rights with respect to and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company.

                   Section 13  MISCELLANEOUS REGISTRATION PROVISIONS.

                   13.1 DAMAGES. Without limiting in any way any of the rights Needham may otherwise have at law or in equity, for damages or otherwise, the Company hereby agrees to indemnify and hold harmless Needham from and against any loss or expense that may be incurred or suffered by Needham which arises from any of the following: (i) any Demand Registration Statement is not filed with the Commission on or before the time required in



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                                Page 61 of 70
         Section 7.1, or (ii) the Company is not able for any reason within its reasonable control to cause the Demand Registration Statement to be declared effective by the Commission at the time reasonably requested by the underwriters in the Offering and to remain effective until completion of the Offering, or to cause the Restricted Securities to be qualified or registered for sale in all appropriate jurisdictions as provided in
         Section 8(h) and to remain so qualified or registered thereafter during the applicable period under applicable law.

                   13.2 SPECIFIC PERFORMANCE. Needham, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.
         The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reasons of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                   13.3 NO INCONSISTENT AGREEMENTS. Except for Non-dilutive Issuances and as set forth in Schedule 1, the Company has not previously entered into, and will not on or after the date of this Warrant and prior to the first to occur of (i) the Expiration Date, or (ii) the exercise of this Warrant, enter into any agreement with respect to its securities which is inconsistent with the terms of this Warrant, including any agreement which impairs or limits the registration rights granted to Needham or which otherwise conflicts with the provisions hereof or would preclude the Company from discharging its obligations hereunder.

                   Section 14 LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Needham to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of Needham hereof, shall give rise to any liability of Needham for the purchase price of the Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                   Section 15  LOSS.  DESTRUCTION OF WARRANT
         CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity or security satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock or Equivalent Shares.



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                                Page 62 of 70

                   Section 16 FURNISH INFORMATION. The Company agrees that it shall deliver to Needham copies of all financial statements, reports and proxy statements and other documents which the Company is required to send to its stockholders generally.

                   Section 18 OFFICE OF THE COMPANY. So long as this Warrant remains outstanding, the Company shall maintain an office in California or New York where the Warrant may be presented for exercise, transfer, division or combination as herein provided.

                   Section 19 TRANSFEREES, ETC.. All references in this Warrant to "Needham" shall include, where applicable, Needham and any Affiliate of Needham to whom this Warrant in whole or in part, has been transferred in accordance with the provisions hereof.

                   Section 20 NOTICES GENERALLY. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently delivered or made if sent by first class certified or registered mail or telecopy (with original to follow by first class mail) or by overnight delivery service with receipt thereof and addressed to Needham at its last known address appearing on the books of the Company, which until further notice shall be Needham & Company, Inc., 400 Park Avenue,
         New York, New York 10022, or, except as herein otherwise expressly provided, to the Company at its principal executive office, 75 Robin Hill Road, Goleta, California 93117,
         Attention: General Counsel or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

                   IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chief Executive Officer, President, any Executive Vice President or its Chief Financial Officer and Treasurer and attested by its Secretary or an Assistant Secretary.

         Dated:  August 18, 1993

                                  Applied Magnetics Corporation


                                  By:    /s/ William R. Anderson
                                      --------------------------------
                                  Name:      William R. Anderson
                                  Title:   Chief Executive Officer

                                Page 63 of 70

         ATTEST:


             /s/   Raymond P. Le Blanc
         ------------------------------------------------
            Raymond P. Le Blanc
            Vice President, Secretary and General Counsel

                                Page 64 of 70
                                SUBSCRIPTION FORM

                                  To Be Executed
                             Upon Exercise of Warrant

                   The undersigned hereby exercises the right to purchase Warrant Shares, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificate(s) for such shares shall be issued in the name set forth below.

         Date:  _____________
                                  NEEDHAM & COMPANY, INC.



                                  By ___________________________________
                                                 Signature
                                               (Please Print)


         Name:_____________________

         Address:__________________
                                                ________________________
                                                ________________________

                                       Employer Identification Number,
                                       Social Security Number or other
                                       identifying number:____________

              If such number of shares shall not be all the shares purchasable under the within Warrant, Needham hereby requests that a new Warrant for the unexercised portion shall be registered in the name set forth below and delivered to the address set forth below.

         Name:_____________________
              (Please Print)

         Address:  __________________________

                   __________________________

                   __________________________

         Employer Identification Number,
         Social Security Number or other
         identifying number:______________

                                Page 65 of 70
                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Warrant Shares set forth below:

                                                  No. of Stock
              Name and Address of Assignee        Warrant Shares
              ----------------------------        --------------







         and does hereby irrevocably constitute and appoint ____________ __________________, Attorney to make such transfer on the books of Applied Magnetics Corporation, a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

         Dated:



                                       _________________________________
                                       By:
                                       Its:

         NOTICE: The signature to the subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                Page 66 of 70
                                                              SCHEDULE 1
                                                              ----------

                       OPTIONS, WARRANTS, PREEMPTIVE RIGHTS
                   AND OTHER RIGHTS OUTSTANDING IN RELATION TO
                    ISSUANCES OF APPLIED MAGNETICS CORPORATION
                           $.10 PAR VALUE COMMON STOCK
                                (August 18, 1993)



                   1. Options to purchase Common Stock of the Company outstanding under any and all employee and director Stock Option Plans.

                   2. The Company's Amended and Restated 1989 Long Term Incentive Plan.

                   3. The Shareholder Rights Plan set forth in the Rights Agreement, dated as of October 19, 1988, between the Company and First Interstate Bank of California.

                   4. Warrants to purchase 100,000 shares of the Common Stock of the Company, which warrants shall be issued in accordance with, and have substantially those terms and conditions set forth in, that certain letter agreement dated May 27, 1992, between Needham & Company, Inc. and Applied Magnetics Corporation.

                   5. The $10,000,000 Note Purchase Agreement dated November 25, 1992 between Conner Peripherals, Inc. and Applied Magnetics Corporation.

                                Page 67 of 70
                                  EXHIBIT 5.1


                   SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
    A Limited Liability Partnership Including Professional Corporations
                            Attorneys at Law
                           Forty-Eighth Floor
                         333 South Hope Street
                   Los Angeles, California 90071-1448
                       Telephone:  (213) 620-1780
                                 -------
                       Facsimile:  (213) 620-1398



                              April 9, 1996




       Applied Magnetics Corporation
       75 Robin Hill Road
       Goleta, California 93117-3108


                 Re:  Registration Statement on Form S-3
                      ----------------------------------


       Ladies and Gentlemen:

                 We have examined Registration Statement on Form S-3 (File No. 33-59409), filed by you with the Securities and Exchange Commission (the "Commission") on April 9, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 350,000 shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

                 It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon the completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

                 We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement,



                                Page 68 of 70


       Applied Magnetics Corporation
       April 9, 1996
       Page 2


       including the prospectus constituting a part thereof, and any amendment thereto, which has been approved by us.

                                          Very truly yours,


                                /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

                                SHEPPARD, MULLIN, RICHTER & HAMPTON LLP











































                                Page 69 of 70


                                                               Exhibit 23.1



                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                 As independent public accountants, we hereby consent to
            the incorporation by reference in this registration statement of our reports dated December 12, 1995 included in Applied Magnetics Corporation's Form 10-K for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.



                                               /s/ ARTHUR ANDERSEN LLP

                                               ARTHUR ANDERSEN LLP


            Los Angeles, California

            April 4, 1996


































                                Page 70 of 70